EXHIBIT 23.1



Stan J. H. Lee, CPA
A member firm of DMHD Hamilton Clark & Co.   Tel: (201) 681-7475
2182 Lemoine Ave., Suite 200                 Fax: (815) 846-7550
Fort Lee, NJ 07024                           E-mail: stanL@dmhdxcpa.com





           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Tuttle Industries Corp.
East Haven, CT


I hereby consent to the use of my report dated November 12th, 2002 for the period from August 23, 2002 (inception) to October 30, 2002 to be included in the Registration Statement on Form 10-SB of Tuttle Industries Corp. in accordance with Section 12(g) of the Securities Exchange Act of 1934.


/s/ Stan J. H. Lee, CPA /s/
----------------------------
Stan J. H. Lee, CPA

November 12th, 2002
Fort Lee, New Jersey